                                  EXHIBIT 21

                         Subsidiaries of the Registrant

                          Foster Wheeler Ltd. (Parent)
         Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
                     Listed by Jurisdiction of Organization

Australia
Foster Wheeler Australia Proprietary Limited

Bermuda
Continental Finance Company, Ltd.
Foreign Holdings Ltd.
Foster Wheeler Trading Company, Ltd.
FW Management Operations, Ltd.
Perryville Service Company Ltd.
York Jersey Liability Ltd.

Brazil
Foster Wheeler America Latina, Ltda.

Canada
Foster Wheeler Limited
Foster Wheeler Canadian Resources, Ltd.
Foster Wheeler Fired Heaters, Ltd.
La Societe D'Energie Foster Wheeler Ltee.

Channel Islands
FW Overseas Operations Limited

Chile
Foster Wheeler Chile, S.A.
Foster Wheeler Talcahuano Operaciones y Mantenciones
    Ltda.

China
Foster Wheeler International Trading (Shanghai)
    Company Limited
Foster Wheeler International Engineering & Consulting
    (Shanghai) Company Limited

Finland
Foster Wheeler Energia Oy

France
Foster Wheeler France S.A.

Germany
Foster Wheeler Energie GmbH

Greece
Foster Wheeler Hellas Engineering and Construction AE

Hungary
FW Hungary Licensing Limited Liability Company

India
Foster Wheeler India Private Limited

Indonesia
Foster Wheeler (Indonesia) Ltd.
P.T. Foster Wheeler Services

Italy
Calabria Ambiente S.p.A.
Foster Wheeler Continental Europe S.r.l.
Foster Wheeler Environmental Italia, S.r.l.
Foster Wheeler Italiana, S.p.A.

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Lomellina Energia Operator S.r.l.
SEF S.r.l.
SET S.r.l.
World Services Italia S.p.A.

Japan
Foster Wheeler K.K.

Luxembourg
Financial Services S.a.r.l.

Malaysia
Foster Wheeler (Malaysia) Sdn. Bhd.

Mauritius
P.E. Consultants, Inc.

Mexico
Foster Wheeler Ingenieros y Constructores, S.A. de C.V.

Netherlands Antilles
Foster Wheeler N.V.

Netherlands
Foster Wheeler Continental B.V.
Foster Wheeler Europe B.V.
FW Energie B.V.
FW Europe B.V.
FW Netherlands C.V.

Nigeria
Foster Wheeler (Nigeria) Limited

Philippines
Foster Wheeler (Philippines) Corporation

Poland
Foster Wheeler Energia Polska Sp. z o.o.

Portugal
F.W.-Gestao E Servicos, S.A.

Singapore
Foster Wheeler Eastern Private, Ltd.
Foster Wheeler Energy Pte Ltd.
Foster Wheeler Vietnam Private Ltd.

South Africa
Foster Wheeler Properties (Pty) Limited
Foster Wheeler South Africa (PTY) Limited

Spain
Foster Wheeler Iberia, S.A.
F.I. Controles, S.A.

Sweden
Foster Wheeler Energi AB

Thailand
Foster Wheeler Service (Thailand) Limited

                                   EXHIBIT 21
                         Subsidiaries of the Registrant

                          Foster Wheeler Ltd. (Parent)
         Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
                     Listed by Jurisdiction of Organization


Turkey
Foster Wheeler Bimas Birlesik Insaat ve Muhendislik,
   A.S.

United Kingdom
Foster Wheeler Energy Limited
Foster Wheeler Environmental (UK) Limited
Foster Wheeler Europe Limited
Foster Wheeler Limited
Foster Wheeler (London) Limited
Foster Wheeler (Pacific) Limited
Foster Wheeler World Services, Limited
FW Management Operations (U.K.) Limited
Foster Wheeler Petroleum Development Limited
Foster Wheeler (Process Plants) Limited
Foster Wheeler (G.B.) Limited
International Management Systems, Limited
Operations International Limited
Process Industries Agency Limited
Process Plants Suppliers Limited

United States
Adirondack Resource Recovery Associates, L.P.
    (Delaware)
Camden County Energy Recovery Associates L.P.
    (Delaware)
Camden County Energy Recovery Corp. (Delaware)
Equipment Consultants, Inc. (Delaware)
Foster Wheeler Adirondack, Inc. (Delaware)
Foster Wheeler Andes, Inc. (Delaware)
Foster Wheeler Arabia, Ltd. (Delaware)
Foster Wheeler Architectural Services Corporation
   (New Jersey)
Foster Wheeler Asia Limited (Delaware)
Foster Wheeler Avon, Inc. (Delaware)
Foster Wheeler Bedminster, Inc. (Delaware)
Foster Wheeler Bridgewater, Inc. (Delaware)
Foster Wheeler Camden Holdings, Inc. (Delaware)
Foster Wheeler Camden, L.P. (Delaware)
Foster Wheeler Canoas, Inc. (Delaware)
Foster Wheeler Capital & Finance Corporation (Delaware)
Foster Wheeler China, Inc. (Delaware)
Foster Wheeler Constructors, Inc. (Delaware)
Foster Wheeler Continental U.S., Inc. (Delaware)
Foster Wheeler Coque Verde, L.P. (Delaware)
Foster Wheeler Development Corporation (Delaware)

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Foster Wheeler Energy China, Inc. (Delaware)
Foster Wheeler Energy Corporation (Delaware)
Foster Wheeler Energy Manufacturing, Inc. (Delaware)
Foster Wheeler Energy Services, Inc. (California)
Foster Wheeler Environmental Corporation (Texas)
Foster Wheeler Facilities Management, Inc. (Delaware)
Foster Wheeler Funding LLC (Delaware)
Foster Wheeler Hudson Falls, Inc. (Delaware)
Foster Wheeler Hydrobras, Inc. (Delaware)
Foster Wheeler Hydroven, Inc. (Delaware)
Foster Wheeler Hydrox, Inc. (Delaware)
Foster Wheeler Inc. (Delaware)
Foster Wheeler Intercontinental Corporation (Delaware)
Foster Wheeler International Corporation (Delaware)
Foster Wheeler International Holdings, Inc. (Delaware)
Foster Wheeler LLC (Delaware)
Foster Wheeler Maintenance, Inc. (Delaware)
Foster Wheeler Martinez, Inc. (Delaware)
Foster Wheeler Middle East Corporation (Delaware)
Foster Wheeler Operations, Inc. (Delaware)
Foster Wheeler Penn Resources, Inc. (Delaware)
Foster Wheeler Power Corporation (Delaware)
Foster Wheeler Power Group, Inc. (Delaware)
Foster Wheeler Power Systems, Inc. (Delaware)
Foster Wheeler Pyropower, Inc. (New York)
Foster Wheeler Real Estate Development Corporation
   (Delaware)
Foster Wheeler Realty Services Inc. (Delaware)
Foster Wheeler Rio Grande, L.P. (Delaware)
Foster Wheeler Santiago, Inc. (Delaware)
Foster Wheeler Twin Cities, Inc. (Delaware)
Foster Wheeler USA Corporation (Delaware)
Foster Wheeler Virgin Islands, Inc. (Delaware)
Foster Wheeler World Services Corporation (Delaware)
Foster Wheeler Zack, Inc. (Delaware)
FW Mortshal, Inc. (Delaware)
FW Technologies Holding LLC (Delaware)
FWPS Specialty Products, Inc. (Delaware)
New Ashford, Inc. (Delaware)
Hartman Consulting Corporation (Delaware)
Process Consultants, Inc. (Delaware)
Pyropower Operating Services Company, Inc. (California)
Tray, Inc. (Delaware)

Venezuela
Foster Wheeler Caribe Corporation, C.A.

                                   EXHIBIT 21
                         Subsidiaries of the Registrant

                          Foster Wheeler Ltd. (Parent)
            Significant, Owned Subsidiaries (Directly or Indirectly)
                     Listed by Jurisdiction of Organization


Brazil
BOC/FW Canoas Hidrogenio Ltda. (50%)

Chile
Petropower Energia Limitada (85%)

China, Peoples Republic of
Foster Wheeler Power Machinery Company Limited (52%)

Colombia
Foster Wheeler Andina, S.A., Bogota (83.6%)

Finland
Oy Bioflow A.B. (51%)

Ireland
Project Management Holdings Limited (25%)

Italy
Centro Energia Operator Teverola, S.r.l. (85%)
Centro Energia Gas S.p.A. (50%)
Centro Energia Operator Ferrara S.r.l. (85%)
MF Energy S.r.l. (49%)
MF Power S.r.l. (49%)
MF Waste S.r.l. (49%)
S.T.A.I. S.p.A. (40%)
URBE Energia S.r.l. (50%)

Nigeria
Foster Wheeler Environmental Company Nigeria Limited (87%)

Oman
Chiyoda-Foster Wheeler and Company LLC (32.5%)

Poland
Foster Wheeler Energy FAKOP Ltd. (51%)

United States
A/C Power, Maryland (50%)
ThermoEnergy Environmental Corporation, New Jersey (50.1%)
Martinez Cogen Limited Partnership, Delaware (50.5%)

Venezuela
OTEPI FW, S.A., Caracas (50%)